EXHIBIT 10.6

BNY MELLON CENTER

1735 Market Street

Philadelphia, Pennsylvania

OFFICE LEASE AGREEMENT

BETWEEN

NINE PENN CENTER ASSOCIATES, L.P.,

a Pennsylvania limited partnership

(“LANDLORD”)

AND

CARTESIAN, INC.,

a Delaware corporation

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information.	1

2.	Lease Grant.	3

3.	Adjustment of Commencement Date; Possession.	3

4.	Rent.	4

5.	Compliance with Laws; Use.	4

6.	Security Deposit.	5

7.	Building Services.	5

8.	Leasehold Improvements.	7

9.	Repairs and Alterations.	7

10.	Entry by Landlord.	8

11.	Assignment and Subletting.	9

12.	Liens.	10

13.	Indemnity and Waiver of Claims.	10

14.	Insurance.	11

15.	Subrogation.	11

16.	Casualty Damage.	12

17.	Condemnation.	13

18.	Default.	13

19.	Remedies.	13

20.	Limitation of Liability.	14

21.	Relocation.	15

22.	Holding Over.	15

23.	Subordination to Mortgages; Estoppel Certificate.	15

24.	Notice.	15

25.	Surrender of Premises.	16

26.	Miscellaneous.	16

SLLG:4815-9005-3667.2

EQC BNY MELLON / 15

Cartesian (LSE) DAB

04/15/15

Exhibits:

Exhibit A	-	Outline and Location of Premises
Exhibit B	-	Expenses and Taxes
Exhibit C	-	Work Letter, if required
Exhibit D	-	Commencement Letter, if required
Exhibit E	-	Building Rules and Regulations
Exhibit F	-	Intentionally Omitted
Exhibit G	-	Property Specific Rider
Exhibit G-1	-	State Specific Rider

SLLG:4815-9005-3667.2

EQC BNY MELLON / 15

Cartesian (LSE) DAB

04/15/15

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of            April 29, 2015 (the “Effective Date”), by and between NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership (“Landlord”), and CARTESIAN, INC., a Delaware corporation (“Tenant”).

1.	Basic Lease Information.

1.01.	“Building” shall mean the building located at 1735 Market Street, Philadelphia, Pennsylvania, commonly known as BNY Mellon Center. “Rentable Square Footage of the Building” is deemed to be 1,354,725 square feet.

“Office Space” shall mean that portion of the Rentable Square Footage of the Building designated by Landlord for commercial office use. The Rentable Square Footage of the Office Space is deemed to be 1,231,518 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Office Space is correct and shall not be remeasured, unless there is an actual physical change in the Office Space or the Building.

1.02.	“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 39th floor and known as Suite 3930. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 1,947 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured, unless there is an actual physical change in the Premises or the Building.

1.03.	“Base Rent”:

Period	Annual Rent	Annual Rate Per Square Foot	Monthly Base Rent
May 1, 2015 – April 30, 2016	$48,675.00	$25.00	$4,056.25
May 1, 2016 – April 30, 2017	$50,135.25	$25.75	$4,177.94
May 1, 2017 – June 30, 2017	$51,639.31	$26.52	$4,303.28

Notwithstanding anything in this Section 1.03 of the Lease to the contrary, so long as Tenant is not in Default (as defined in Section 18) under this Lease, Tenant shall be entitled to an abatement of Base Rent for the first 2 consecutive full calendar months of the Term (as defined in Section 1.06) (the "Base Rent Abatement Period"). The total amount of Base Rent abated during the Base Rent Abatement Period shall be referred to as the "Abated Base Rent". Tenant shall also be entitled to an abatement of Tenant’s Pro Rata Share of Expenses and Tenant’s Pro Rata Share of Taxes during the Rent Abatement Period (collectively, the “Abated Expenses and Taxes”). If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all Abated Base Rent and all Abated Expenses and Taxes shall immediately become due and payable. The payment by Tenant of the Abated Base Rent and the Abated Expenses and Taxes in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent, Tenant’s Pro Rata Share of Expenses and Tenant’s Pro Rata Share of Taxes shall be abated, and all Additional Rent and other costs and charges specified in this Lease (including, without limitation, all costs and charges for electricity used by Tenant in the Premises as may be measured and paid for by Tenant, at Landlord’s option, pursuant to Section 7.02 of this Lease and all Philadelphia School District Business Use and Occupancy Tax applicable to Tenant and the Premises (if any) pursuant to Exhibit G-1 of this Lease) shall remain as due and payable pursuant to the provisions of this Lease.

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1.04.	“Tenant’s Pro Rata Share” for purposes of determining Tax Rent (based on the Rentable Square Footage in the Building) shall be deemed to be .1437%; and “Tenant’s Pro Rata Share” for purposes of determining Expense Rent (based on the Rentable Square Footage in the Office Space) shall be deemed to be .1581%.

1.05.	“Fiscal Year” shall mean the fiscal year for Taxes for the applicable jurisdiction, which is currently January 1 to December 31.

1.06.	“Term”: A period of 26 full calendar months. The Term shall commence on May 1, 2015 (the “Commencement Date”) and, unless terminated earlier in accordance with this Lease, end on June 30, 2017 (the “Termination Date”).

1.07.	Intentionally Omitted.

1.08.	“Security Deposit”: $8,112.50, as more fully described in Section 6.

1.09.	“Guarantor(s)”: None.

1.10.	“Brokers”: CBRE, Inc. (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Newmark Grubb Knight Frank (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.11.	“Permitted Use”: General office purposes, and for no other use or purpose.

1.12.	“Notice Address(es)”:

Landlord:	Tenant:

Equity Commonwealth Management LLC

Two North Riverside Plaza

Suite 600

Chicago, Illinois 60606

Attn: Legal Department - Leasing

With a copy to:

Equity Commonwealth Management LLC

Two North Riverside Plaza

Suite 600

Chicago, Illinois 60606

Attn: General Counsel

Prior to the Commencement Date:

___________________________

___________________________

___________________________

___________________________

___________________________

From and after the Commencement Date:

___________________________

___________________________

___________________________

___________________________

___________________________

1.13.	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other days that are designated as holidays in any contract with or recognized as holidays by service union employees providing Building Services at the Building (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Holidays (but may be different for freight elevator purposes).

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1.14.	“Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, there is no Landlord Work.

1.15.	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.	Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.	Adjustment of Commencement Date; Possession.

3.01.         (a)  If Landlord is required to perform any Landlord Work pursuant to Exhibit C, the provisions of this Section 3.01(a) shall apply. The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, Tenant’s specification of any materials or equipment with long lead times or any delay in the completion by Tenant of any work to be performed by Tenant that must be completed prior to or simultaneously with work to be completed by Landlord (each a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.

(b)            If the Commencement Date is not a fixed date, the provisions of this Section 3.01(b) shall apply. Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a premises acceptance letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

3.02.         The Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord or any party acting on Landlord’s behalf. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition and that Landlord has no obligation to perform any work in the Premises, the Building or the Property or otherwise prepare the Premises for Tenant’s occupancy. Landlord shall not be liable for, and the validity of this Lease shall not be impaired by, a failure to deliver possession of the Premises or any other space due to the holdover or continued wrongful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. In such event, if the Commencement Date for the Premises or the commencement date for such other space is a fixed date, such date shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party. If the Commencement Date for the Premises is based on the Effective Date, then for purposes only of determining the Commencement Date, the Effective Date shall be deemed to be the date Landlord delivers possession of the Premises to Tenant free from occupancy of any other party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property

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4.	Rent.

4.01.         Tenant shall pay Landlord in lawful money of the United States of America, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Expense Rent and Tax Rent, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be made by electronic money transfer in accordance with Landlord’s written instructions regarding the same or by such other means or method of payment as Landlord may direct in writing. Unless otherwise notified in writing by Landlord, all payments of Rent shall be made by ACH transfer to Landlord in accordance with the following: Bank: Citizens Bank; Bank Address: 1 Citizens Drive, Riverside, Rhode Island 02915; Account Name: Equity Commonwealth; ABA Routing #: 211070175; Account #: 1107840446; Reference: CBRE 602850. If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee in the amount of five percent (5%) of the past due Rent, provided that Tenant shall be entitled to a grace period of up to 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at a rate (the “Interest Rate”) per annum equal to the greater of (i) 12% per annum and (ii) 4 percentage points above the rate of interest then most recently publicly announced by a federally insured bank selected by Landlord as its “prime rate” or “base rate” (the “Prime Rate”) until paid in full, including after the entry of any judgment. If accrual or payment of interest at the Interest Rate should be unlawful, then the Interest Rate shall be the maximum legal rate. Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant and acceptance of any such partial payment shall not be deemed a waiver of Landlord’s right to the full amount due. Rent for any partial month during the Term shall be prorated based on the number of days in such month. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02.         Tenant shall pay Expense Rent and Tax Rent in accordance with Exhibit B of this Lease.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply, and shall cause all of the Tenant Related Parties to comply, with all laws, statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including, without limitation, the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the Common Areas and other portions of the Property, other than the Premises, but only to the extent such obligations are triggered by Tenant’s specific use of the Premises, or Alterations or improvements in the Premises performed or requested by Tenant or Tenant’s obligations as an employer or the negligence or willful misconduct of any of the Tenant Related Parties (“Tenant Triggered Compliance”). Notwithstanding the foregoing, Tenant shall notify Landlord prior to commencing any Tenant Triggered Compliance and Landlord may elect, by notice to Tenant within 10 days after receipt of Tenant’s notice, to perform any such Tenant Triggered Compliance, at Tenant’s sole cost and expense. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building, as determined by Landlord. Tenant shall comply (and cause the Tenant Related Parties and their respective contractors and vendors to comply) with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03).

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6.	Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other obligation, loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within 5 days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.	Building Services.

7.01.         Landlord shall furnish Tenant with the following services: (a) water for use in the lavatories serving more than one tenant; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours (and Landlord may impose a minimum number of hours for such HVAC usage after Building Service Hours) by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice to Landlord as is reasonably specified by Landlord, and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line (if any), such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service on Business Days in accordance with Landlord’s standard cleaning specifications then in effect for the Building, provided that if Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building (and for purposes of this Lease, cleaning a kitchen or private bathroom [among other things] shall be deemed to be special services) or if Tenant’s trash requires special handling (including, without limitation, because of its size or volume or because it cannot be disposed of in the ordinary course), Tenant shall pay the additional cost attributable to such special services or special handling, which payment shall be made monthly if the services are regularly recurring services and otherwise within fifteen (15) days after receipt of an invoice therefor; (d) elevator service and, if there is a freight elevator or loading area available for Tenant’s use, Tenant shall have the right to use the same subject to availability and provided Tenant complies with Landlord’s scheduling requirements, if any (including, without limitation, minimum hours of usage after Building Service Hours and required usage after Building Service Hours if Tenant’s use will be construction related or otherwise lengthy or disruptive to Building operations), and, if Tenant uses such freight elevator or loading dock after Building Service Hours, Tenant shall pay Landlord’s standard charge for such use; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or use of card keys; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. Tenant shall participate in any recycling programs adopted by Landlord. Tenant shall (i) obtain, at Tenant’s sole cost and expense, any services that are required for Tenant to operate its business in the Premises and that are not Landlord’s express responsibility under this Lease and (ii) pay, prior to delinquency, for all such services, and if Tenant fails to timely do so, Landlord may, at its option (and without any obligation to investigate the validity of the amounts due), do so and Tenant shall reimburse Landlord therefor (plus interest at the Interest Rate until paid, including after the entry of any judgment) upon demand. Landlord shall have the right to designate the service provider for any such services. If Landlord, at Tenant’s request, elects to provide any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus, to the extent permitted by applicable Laws, a reasonable administrative charge.

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7.02.         Subject to the provision below with respect to excess electrical usage, electricity and water used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess electrical usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. If electrical or water service to all or any portion of the Premises is not separately metered, Landlord may add Landlord’s reasonable administrative charge to the cost of such service (if, and to the extent, permitted by applicable Laws). If Landlord charges Tenant a separate charge for electricity or water, Landlord shall have the right to measure usage of such utility by any commonly accepted method, including, without limitation, (i) installing (or requiring Tenant to install) measuring devices such as submeters and check meters, at Tenant’s expense, (ii) allocating to the Premises a share of the cost of such utility based on the rentable square footage of the Premises as a percentage of the rentable square footage of premises occupied by tenants whose consumption of such utility is measured by the meter serving the Premises and (iii) estimating Tenant’s usage of such utility (based on reasonable estimates by Landlord’s consultants or engineers or such other reasonable measuring methodologies as Landlord may utilize from time to time). If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage (plus Landlord’s reasonable administrative charge [if, and to the extent, permitted by applicable Laws]) and, if applicable, for the cost of purchasing, installing, repairing and maintaining the measuring device(s). The cost of electricity and water to be paid by Tenant shall include all federal, state and local taxes imposed upon or payable in connection with utility services.

7.03.         Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) or any other cause (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Without limiting the foregoing, Tenant agrees that Landlord shall not be liable to Tenant for any loss or damage, including the theft of Tenant’s Property, arising out of or in connection with the failure of any security services, personnel or equipment. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct (provided that such 3 Business Day period shall be extended to the extent that Landlord is delayed in correcting the Service Failure due to Force Majeure [as defined in Section 26.03]), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day after the later to occur of (a) the Service Failure and (b) the date Landlord receives notice of the Service Failure from Tenant, and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated based on the square footage of the Premises that is not usable for the Permitted Use. For purposes of this Lease, the Premises shall be deemed to be untenantable only if the Premises (or the portion thereof claimed to be untenantable) cannot be used for the use contemplated hereunder and Tenant has actually ceased using the same.

7.04.         If any lights, machines, equipment or methods or operation are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the HVAC system of the Building or generate substantially more heat in the Premises than would be generated by lighting standard to the Building and normal tenant use, Landlord shall have the right to install any machinery and equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building. The reasonable cost thereof, including the cost of installation and any additional cost of operations and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand.

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7.05.         Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe to conserve energy related services or for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations under this Section 8 in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables.

9.	Repairs and Alterations.

9.01.         Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (f) supplemental air conditioning units, restrooms, kitchens, including hot water heaters, plumbing, and similar facilities and other mechanical (including HVAC), electrical, plumbing and fire/life safety systems and equipment exclusively serving Tenant, whether such items are installed by Tenant, or by Landlord for the benefit of Tenant, or are currently existing in the Premises; (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”) and (h) window blinds. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02.         Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

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9.03.         Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Building mechanical, electrical, plumbing and fire/life safety systems and equipment serving or designed to serve more than one occupant of the Building (the “Common Systems”) or the structure of the Building; and (d) does not require work to be performed inside the walls, below the floor or above the ceiling of the Premises or outside of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to structural alterations, fire/life safety systems, or other Common Systems or vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts and with coverages and waivers of subrogation reasonably required by Landlord and naming Landlord and the Additional Insureds (as defined in Article 14) as additional insureds (pursuant to the form of additional insured endorsement providing the broadest coverage for the additional insured); and any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall comply with applicable Laws and shall be constructed in a good and workmanlike manner, using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any of the Common Systems or Landlord’s ability to perform its obligations hereunder. Tenant shall comply (and shall cause the Tenant Related Parties and their respective contractors and vendors to comply) with Landlord’s reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, Landlord shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Neither Landlord’s approval of an Alteration or the plans therefor nor Landlord’s coordination or oversight of an Alteration shall be deemed a representation by Landlord that the Alteration complies with applicable Laws or is structurally sound or adequate for its intended purpose.

10.	Entry by Landlord.

Landlord and the Landlord Related Parties may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building or to perform any of its obligations or exercise any of its rights under this Lease. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

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11.	Assignment and Subletting.

11.01.       Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign (by operation of Law or otherwise), transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent, in the case of a proposed assignment of this Lease or a subletting of all or a portion of the Premises, shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if Tenant is in Default under this Lease or if, in Landlord’s reasonable judgment, the proposed transferee does not have sufficient financial means to perform all of its obligations under this Lease or the sublease, as applicable, or its business is not suitable for a first class building like the Building or if Landlord has had prior unsatisfactory dealings with the proposed transferee or the proposed transferee is a governmental entity or entity entitled to sovereign immunity or the proposed transferee (or an affiliate) is an occupant of the Building or is (or has been, in the last 6 months) in discussions with Landlord regarding the leasing of space within the Building or if Landlord has any other reasonable basis for withholding consent. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, whether in a single transaction or a series of transactions, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02.       Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Square Footage of the Premises, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer, provided if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $1,500.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

11.03.       Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer (“Transfer Consideration”) in the case of an assignment and all Transfer Consideration that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, in the case of a sublease. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess (prior to splitting the same with Landlord), on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04.       Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets (“Permitted Successor Event”), or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (each a “Permitted Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; (c) the Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease to get consent to a Transfer; and (d) if the Transfer is a Permitted Successor Event, Tenant’s successor shall own all or substantially all of the assets of Tenant and Tenant’s successor shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the date of this Lease or Tenant’s tangible net worth as of the day prior to the proposed merger, consolidation or purchase. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant and the term “control” shall mean ownership of a majority of the voting shares/rights of the applicable entity.

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11.05.       Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises. Each and every assignment and sublease shall be expressly subject and subordinate to each and every provision contained in this Lease. Each assignee (including, without limitation, an assignee pursuant to a Permitted Transfer) shall expressly assume in writing for the benefit of Landlord the obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term.

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease (without any further notice or opportunity to cure) and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien and Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.	Indemnity and Waiver of Claims.

Tenant hereby agrees to indemnify, defend and hold Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) harmless from and against any and all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (to the extent permitted by Law) (collectively, “Claims”) for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Landlord or any of the Landlord Related Parties in connection with or relating to any event, condition, matter or thing which (a) occurs in, at or about the Premises from any cause, except to the extent due to the negligence or willful misconduct of Landlord or any of the Landlord Related Parties, or (b) occurs in, at or about the remainder of the Property to the extent due to the negligence or willful misconduct of Tenant or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties” and together with the Landlord Related Parties, the “Related Parties”), or (c) is caused by or relates to any default, breach, violation or non-performance by Tenant of any provision of this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Related Parties harmless from and against any and all Claims for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Tenant or any of the Tenant Related Parties in connection with or relating to any event, condition, matter or thing which occurs in, at or about the Property to the extent due to the negligence or willful misconduct of Landlord or any of the Landlord Related Parties. Notwithstanding anything to the contrary contained herein, Tenant hereby waives all claims against and releases Landlord and the Landlord Related Parties from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

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14.	Insurance.

Commencing on the Commencement Date or, if earlier, the date the Tenant enters the Premises for any purpose, Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00; (b) Property and Business Income Coverage Insurance written on an All Risk or Special Cause of Loss Form, including flood, earthquake and water damage of all types, including sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and all Leasehold Improvements in the Premises (whether installed by Tenant or another party); (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. If alcoholic beverages are sold, used, delivered or stored in or from the Premises (and such alcoholic beverages shall only be sold in or from the Premises if Tenant’s Permitted Use expressly so allows), Tenant shall maintain throughout the Term at its expense, liquor liability insurance or dram shop liability insurance (as applicable) (“Liquor Insurance”) with combined single limits of not less than $2,000,000 per occurrence covering any claims relating to the manufacture, storage, sale, use or giving away of any alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, Tenant or the Premises. Whenever good business practice, in accordance with industry standards, indicates the need for additional insurance in connection with the Premises or Tenant’s use and occupancy thereof, as reasonably determined by Landlord, Tenant shall, upon request from Landlord, obtain such insurance at Tenant’s expense and provide Landlord with evidence thereof, subject to the terms and provisions of this Article. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies and Liquor Insurance (if required hereunder) shall name as additional insureds (pursuant to the form of additional insured endorsement providing the broadest possible coverage for the additional insureds) the following: Nine Penn Center Associates, L.P., the managing agent for the Building, Equity Commonwealth, Equity Commonwealth Management LLC, and their respective successors and assigns and, with respect to such parties, their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors and assigns as the interest of such designees shall appear (the “Additional Insureds”). In addition, Landlord shall be named as a loss payee with respect to Tenant’s Property Insurance on the Leasehold Improvements. Tenant shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Tenant’s insurance shall be primary and any insurance carried by the Additional Insureds shall be excess and non-contributory. Required limits may be provided by a combination of primary and/or excess or umbrella policies provided that all other terms and conditions of this Section are complied with. Tenant’s Insurance may provide for commercially reasonable deductibles, but Tenant shall not have any self-insured retention or self-insure for the coverages required under this Lease. Except as specifically provided to the contrary, the limits of Tenant’s Insurance shall not limit its liability under this Lease. In the event Tenant’s occupancy or operation causes any increase of premiums for the property coverage and/or casualty rates on the Premises or Building or any part thereof or causes any increase in the premiums for any other insurance policy that may be carried by Landlord above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the additional premium with respect to such insurance policies by reason thereof within ten (10) days following the billing thereof as additional rent. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain. Landlord may self-insure for the insurance coverage required to be maintained by Landlord hereunder.

15.	Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other, and the other’s Related Parties, for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Landlord and Tenant shall each cause their property insurance policies to be properly endorsed to reflect the insurer’s waiver of its rights of subrogation. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

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16.	Casualty Damage.

16.01.       If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate (“Completion Estimate”) of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Landlord’s Restoration Work”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If (a) the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days (or, in the case of a major Casualty affecting more than just the Building [such as, for example, a hurricane], 365 days) from the date the repair is started or (b) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after Tenant’s receipt of the Completion Estimate, in the case of clause (a), and within 90 days after the date of the Casualty, in the case of clause (b). Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Property or the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Property or the Building (as applicable) shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Property or the Building in substantially the same form as existed before the fire or casualty; (3) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (4) a material uninsured loss to the Building or Premises occurs.

16.02.       If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, complete Landlord’s Restoration Work. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements in the Premises; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Such Rent abatement shall end on the date Landlord has Substantially Completed Landlord’s Restoration Work. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

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17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building and/or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for more than 5 days after such payment was due, provided that in the case of only the first 2 such failures by Tenant to timely pay any portion of the Rent in a given calendar year, such 5 day grace period shall not commence until Landlord gives Tenant notice of the applicable failure by Tenant to timely pay such portion of the Rent (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 15 days after written notice to Tenant provided, however, (i) if Tenant’s failure to comply cannot reasonably be cured within 15 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 15 days and diligently pursues the cure to completion and (ii) if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.01.       Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)            Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)            Terminate Tenant’s right to possession of the Premises, without terminating this Lease, and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises, in which case Tenant shall immediately surrender the Premises to Landlord. Landlord may (but, except to the extent required by Law, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a re-letting. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

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19.02.       In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (as defined in Section 4.01) then in effect, minus (ii) the then fair rental value of the Premises (taking into account the period of time the Premises can reasonably be expected to be vacant) for the remainder of the Term, similarly discounted to present value, provided that Landlord shall deduct from the present value of the fair rental value, all anticipated Costs of Reletting.

19.03.       If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations, with two (2) days prior notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required). Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. Without limiting the foregoing, receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

19.04.       Tenant expressly waives any and all rights of redemption and all rights to relief from forfeiture under any present or future Laws.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) HEREUNDER SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY (INCLUDING, WITHOUT LIMITATION, UNCOLLECTED RENT, INSURANCE, CONDEMNATION AND SALE PROCEEDS PRIOR TO DISTRIBUTION THEREOF, BUT SUBJECT TO THE RIGHTS OF ANY MORTGAGEE AND TO LANDLORD’S RIGHT TO USE ANY INSURANCE AND CONDEMNATION PROCEEDS FOR THE PURPOSES OF REPAIRING AND RESTORING THE BUILDING AND THE PROPERTY), OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY (THE “LANDLORD’S EQUITY INTEREST”), AND TENANT SHALL LOOK SOLELY TO LANDLORD’S EQUITY INTEREST FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE BUILDING OR PROPERTY ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES, DAMAGES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

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21.	Relocation.

Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building or other buildings within the same project upon no less than 45 days’ prior written notice to Tenant. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% (the “Holdover Percentage”) of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover (not taking into consideration any Rent abatement Tenant might have been entitled to during such period), provided that if Tenant holds over by more than 30 days, the Holdover Percentage shall increase to 200% after the first 30 days that Tenant holds over. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover (including, without limitation, consequential damages).

23.	Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) and other lien(s) now existing or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the date to which Rent has been paid.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

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25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall comply with Article 8 hereof and shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, subject to applicable Laws, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, subject to applicable Laws, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

26.	Miscellaneous.

26.01.       This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list. A breach by Tenant of the representation or warranty contained in this Article 26 will constitute an immediate and uncurable Default.

26.02.       If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. TENANT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON A BREACH OF THIS LEASE AND TENANT WAIVES THE RIGHT TO FILE ANY COUNTERCLAIMS OR CROSS-CLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS) IN ACTIONS FOR RECOVERY OF POSSESSION OF THE PREMISES ONLY. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

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26.03.       Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

26.04.       Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. If Landlord is requested to produce the following information in connection with a proposed financing or sale, then Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.

26.05.       Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Tenant’s Broker (described in Section 1.10) as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Lease pursuant to its written agreement, if any, with the Tenant’s Broker. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Landlord’s Broker in connection with this Lease pursuant to its written agreement, if any, with the Landlord’s Broker. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord’s Broker, or such other entity affiliated with Landlord’s Broker that is involved in the negotiation of this Lease, represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of Landlord’s Broker or any such affiliate in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06.       Time is of the essence with respect to all of the provisions of this Lease. This Lease shall create only the relationship of Landlord and Tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

26.07.       The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Articles 4, 8, 12, 13, 19, 22, 25 and 26.10 shall survive the expiration or early termination of this Lease.

26.08.       Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease and to all Mortgages and other matters of record from time to time, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

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26.09.       This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease, including, without limitation, the exclusive right to the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises (including, without limitation, any basements, cellars, vaults, vault space or area), (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, including, without limitation, all balconies, terraces and roofs adjacent to the Premises and (7) the areas below the improved floor level of the Premises, within the walls of the Premises, and above the improved ceiling of the Premises and those areas and risers within the Premises used for the installation of utility lines, facilities and equipment and other installations serving the Building or occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair the same and the right to make additional installations therein and elsewhere in the Premises, provided the same are concealed and do not reduce the usable square footage of the Premises by more than a de minimis amount. Without limiting the foregoing, Tenant agrees that Landlord, throughout the Term of this Lease, shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor any of the Tenant Parties shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations. Landlord shall have the right at any time to change the name or address of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building. Landlord shall also have the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. Landlord shall have the right to use Tenant’s name and logo in Landlord’s investor, lender and marketing materials.

26.10.       Tenant covenants and agrees that Tenant shall, at all times during the Term and at its sole cost and expense, comply with and assume responsibility and liability under all Environmental Laws applicable to occupancy or use of or operations at the Premises by Tenant and the Tenant Related Parties and their respective contractors and vendors. In the event that Tenant proposes to undertake any Alterations, Tenant shall comply (at Tenant’s sole cost) with Landlord’s criteria (as established from time to time), if any, for testing and remediation of Hazardous Materials. Tenant agrees that should it or any of the Tenant Related Parties know of (a) any violation of Environmental Laws relating to the Premises, or (b) the escape, release or threatened release of any Hazardous Materials in, at or about the Premises, Tenant shall promptly notify Landlord in writing of such violation, escape, release or threatened release, and Tenant shall provide all warnings of exposure to Hazardous Materials in, at or about the Premises in strict compliance with all applicable Environmental Laws. Tenant shall at no time use, analyze, generate, manufacture, produce, transport, store, treat, release, dispose of or permit the escape of, or otherwise deposit in, at or about the Premises or the Property, any Hazardous Materials, or permit or allow any of the Tenant Related Parties or their respective contractors or vendors to do so. If Tenant or any of the Tenant Related Parties or their respective contractors or vendors violates the provisions of this Section 26.10, in addition to Landlord’s other rights and remedies in the case of such default, Tenant shall be responsible, at its sole cost and expense, for the removal and disposal, in compliance with Environmental Laws, of any Hazardous Materials present at or emanating from the Property as a result of such violation and for the repair and restoration of any damage to the Property caused thereby (or, at Landlord’s option, Landlord may perform such work, at Tenant’s sole cost and expense). As used in this Lease, the term “Environmental Laws” shall mean any and all federal, state and local laws, regulations, ordinances, codes and policies, and any and all judicial or administrative interpretations thereof by governmental authorities, as now in effect or hereinafter amended or enacted, relating to (a) pollution or protection of the environment, natural resources or health and safety; including, without limitation, those regulating, relating to, or imposing liability for emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Materials; and (b) the use of chemical, electrical, radiological or nuclear processes, radiation, sophisticated electrical and/or mechanical equipment, sonar and sound equipment, lasers, and laboratory analysis and materials, and the term “Hazardous Materials” shall mean any and all substances, chemicals, wastes, sewage or other materials that are now or hereafter regulated, controlled or prohibited by any Environmental Laws, including, without limitation, any (a) substance defined as a “hazardous substance”, “extremely hazardous substance”, “hazardous material”, “hazardous chemical”, “hazardous waste”, “toxic substance” or “air pollutant” by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; or the Occupational Safety and Health Standards, 25 C.F.R. 1910-1000 et seq., or regulations promulgated thereunder, all as amended to date and as amended hereafter; (b) hazardous substance, hazardous waste, toxic substance, toxic waste or hazardous material, waste, chemical or compound described in any other Environmental Laws; and (c) asbestos, polychlorinated biphenyls, urea formaldehyde insulation, flammable or explosive or radioactive materials, gasoline, oil, motor oil, waste oil, petroleum (including, without limitation, crude oil or any component thereof), petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, and other regulated chemical products.

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26.11.       Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes due to any provision of this Lease or any document contemplated in this Lease (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. Accordingly, Landlord and Tenant agree that all amounts paid to Landlord under this Lease shall qualify as “rents from real property” as defined in Internal Revenue Code Section 856(d) and as further defined in Treasury Regulation Section 1.856-4 (as amended from time to time). Further, if (i) the requirements of the said Code Section or Regulation Section are amended so that any such amounts no longer qualify as “rents from real property” for the purposes of the Code or the Regulation, or if, in the opinion of Landlord’s counsel, any amounts payable under this Lease or any document contemplated by this Lease do not qualify as “rents from real property”, or (ii) this Lease or any document contemplated by this Lease could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, then (A) the amounts payable to Landlord shall be adjusted, if necessary, so that such amounts will qualify as “rents from real property” under the Code and Regulation, and (B) Tenant shall, without charge therefor and within 10 days after Landlord’s written request therefor, execute and deliver to Landlord such amendments to this Lease, or such other documents, as may be reasonably required by Landlord to adjust the amounts payable to Landlord or avoid the Adverse Event, as applicable, provided such adjustment or amendments do not increase the monetary obligations of Tenant or in any other manner materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.

26.12.       It is agreed and understood that Tenant may acknowledge only the existence of this Lease by and between Landlord and Tenant, and that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant. Tenant also shall cause the Tenant Related Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this Section 26.12. Tenant acknowledges that any breach by Tenant of the agreements set forth in this Section 26.12 shall cause Landlord irreparable harm. The terms and provisions of this Section 26.12 shall survive the termination of this Lease (whether by lapse of time or otherwise).

26.13.       This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

26.14.       Tenant agrees to submit to Landlord any information required (directly or indirectly) in order for Landlord to (i) comply with Laws and (ii) submit to any governmental authority any information legally required by such authority. In addition, Tenant authorizes Landlord to request and receive directly from any utility provider providing utilities to the Premises on a separately metered basis, copies of Tenant’s utility billing records, if required by Landlord in connection with an analysis of utility consumption at the Building and Tenant agrees to furnish any such records in Tenant’s possession to Landlord within 10 days after a written request from Landlord, if Landlord is not able to obtain such records from the utility company.

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26.15.       The Building name (and/or any other trade names and/or marks of Landlord or any affiliate of Landlord) and the goodwill associated therewith (collectively, the “Trademark”) used by Landlord is owned by Landlord and/or an affiliate of Landlord and all rights with respect to the Trademark are reserved to Landlord and its affiliates. Neither Tenant nor any other party affiliated with Tenant shall use the Trademark without Landlord’s prior written consent. In addition, Tenant shall not use (or permit any party affiliated with Tenant to use) any name associated with the Building or any pictures, illustrations or likenesses of the Property or Building or any symbol, design, mark or insignia adopted by Landlord for the Building, in Tenant’s advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

26.16.       This Lease (including, without limitation, the exhibits and attachments listed in the table of contents, which constitute part of this Lease and are hereby incorporated into and made a part of this Lease and shall be binding on, and shall be complied with, by the parties to this Lease, as if fully set forth in the body of this Lease) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent.

[signature page follows]

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Landlord and Tenant have executed this Lease as of the day and year first above written. Landlord and Tenant intend to be legally bound by this Lease as of the day and year first above written.

LANDLORD:

NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership

By:	NINE PENN CENTER PROPERTIES TRUST, a Maryland real estate investment trust, its General Partner

	By:	/s/ Daniel G. Brogan

	Name:	Daniel G. Brogan

	Title:	Authorized Signatory

TENANT:

CARTESIAN, INC.,
a Delaware corporation

By:	/s/ Donald Klumb

Name:	Donald Klumb

Title:	CFO

Tenant’s Tax ID Number (SSN or FEIN):

48-1129619

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TENANT ACKNOWLEDGMENT

STATE OF KANSAS:
: SS
COUNTY OF JOHNSON:

On this, the 28 day of April, 2015, before me, the undersigned officer, personally appeared Donald Klumb who acknowledged himself/herself to be the President & CEO of CARTESIAN, INC., a corporation, and that he/she as such President & CEO being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as President & CEO.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Charlotte K. Robards
Notary Public

My Commission Expires:
12-15-15

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania.

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.  Payments.

1.01.  Tenant shall pay Tenant’s Pro Rata Share of Expenses (the “Expense Rent”) for each calendar year during the Term and Tenant’s Pro Rata Share of Taxes (the “Tax Rent”) for each Fiscal Year during the Term. Landlord shall provide Tenant with a good faith estimate of the Expense Rent for each calendar year and of the Tax Rent for each Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to 1/12th of Landlord’s estimate of both the Expense Rent and the Tax Rent. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate and bill Tenant for any deficiency which may have accrued. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Rent by January 1 of a calendar year or of the Tax Rent by the first day of a Fiscal Year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02.  As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Rent for such calendar year or the actual Taxes and Tax Rent for such Fiscal Year, as applicable (“Landlord’s Statement”). If the estimated Expense Rent or estimated Tax Rent is more than the actual Expense Rent or actual Tax Rent for the applicable calendar year or Fiscal Year, as applicable, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Rent or estimated Tax Rent is less than the actual Expense Rent or actual Tax Rent for the applicable calendar year or Fiscal Year, as applicable, Tenant shall pay Landlord, within 30 days after its receipt of Landlord’s Statement, any underpayment for the prior calendar year.

2. Expenses.

2.01.  “Expenses” shall mean all costs and expenses incurred in each calendar year in connection with operating, equipping, maintaining, repairing, managing and making replacements to the Building and the Property (including, without limitation, all systems, structures, structural elements, personal property and Common Areas related thereto), including, but not limited to:

(i)          Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans and other employee benefits.

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Management fees, the cost of equipping, staffing, operating and maintaining an on-site or off-site management office (provided if the management office services one or more other buildings or properties, the shared costs and expenses of such management office[s] shall be equitably prorated and apportioned between the Building and the other buildings or properties), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs, and Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services) and be compensated therefor, provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

The cost of services, including amounts paid to service providers (including, without limitation, contractors and/or suppliers) and the rental and purchase cost of parts, materials, supplies, tools and equipment. At Landlord’s option, major equipment purchases may be amortized over a period selected by Landlord and major repair items may be amortized over a period of up to 5 years.

Premiums and deductibles paid by Landlord for insurance, including workers compensation, property coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable properties. If Landlord self-insures any risk rather than obtaining third party coverage therefor, Landlord shall be entitled to include in Expenses the fees, costs and charges Landlord would have incurred if Landlord had not elected to self-insure any such risk.

Electrical Costs (defined below) and charges for water, hot and/or chilled water, gas, steam, heat (including, without limitation, heating oil), air conditioning and ventilation and sewer and other utilities, but excluding (1) those charges for which Landlord is reimbursed by tenants (other than through a payment of a share of Expenses) and (2) the cost of providing a given utility service to individual tenant spaces in the Building if Tenant is billed directly for the cost of providing such utility service to the Premises as a separate charge in addition to Base Rent and Expense Rent. “Electrical Costs” means: (i) charges paid by Landlord for electricity; (ii) costs incurred in connection with an energy management program for the Property; and (iii) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. For purposes of determining utility charges to be included in Expenses, Landlord may make reasonable estimates of usage to the extent service to any relevant portion of the Building is not separately metered.

The cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business, which shall be included in Expenses) made to the Property, which are (a) performed primarily to reduce current or future operating expense costs, upgrade security or otherwise improve the operating efficiency of the Property or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over 5 years or, in the case of a cost saving capital improvement, over the Payback Period (as defined below), if such period is fewer years. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement (“Imputed Interest”). “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

Notwithstanding anything to the contrary contained herein, if any Expenses are incurred with respect to an item or service or portion of the Beneficial Common Areas that serves or benefits another building or property in addition to the Building or Property, in order to determine the amount of the Expenses for the applicable period allocable or attributable to the Building and Property, Landlord shall make a reasonable allocation of any such Expenses between the Building or Property and such other buildings or properties, which need not be based on relative size and use, provided that if any such Expenses are paid pursuant to a reciprocal easement agreement, common area agreement or similar agreement, any allocation shall be made in accordance with such agreement to the extent such allocation is addressed by such agreement. Nothing contained in this Section 2.01 shall expand Landlord’s obligations under this Lease (including, without limitation, Landlord’s obligations to provide services).

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2.02.  Expenses shall not include: (a) the cost of capital improvements (except as set forth above); (b) depreciation; (c) principal payments of mortgage and other non-operating debts of Landlord; (d) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs in connection with leasing space in the Building; (f) lease concessions, rental abatements and construction allowances granted to specific tenants; (g) costs incurred in connection with the sale, financing or refinancing of the Building; (h) fines, interest and penalties incurred due to the late payment of Taxes or Expenses by Landlord; (i) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (j) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases (k) real estate brokers’ leasing commissions; (l) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas of the Building); (m) Taxes and any inheritance, estate, succession, transfer, gift, franchise, corporation, income, gains or profit tax or capital levy and other taxes excluded from the definition of Taxes; (n) rental under any ground lease; (o) reserves of any kind; and (p) political contributions or contributions to charities.

2.03.  If at any time during a calendar year the Building is less than 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year.

2.04.  “Taxes” shall mean: (a) all real property taxes and other assessments on or allocable or attributable to the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges and fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property;(c) all impositions (whether or not such impositions constitute tax receipts to governmental agencies) in substitution, partially or totally, of any impositions now or previously included within the definition of Taxes, including, without limitation, those imposed or required by governmental agencies to increase tax increments to governmental agencies and (d) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a), (b) and (c) above, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax or any fines, interest and penalties incurred due to the late payment of Taxes. If a reduction in Taxes is obtained for any year of the Term with respect to which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment, provided that if a reduction in Taxes pertains to a particular tenant (such as, for example, if a particular tenant is tax exempt), Tenant shall not be entitled to any portion of such reduction and for purposes of determining Tenant’s Pro Rata Share of Taxes, such reduction shall be disregarded.

If Landlord is permitted to pay a Tax assessment in installments, and Landlord elects to do so, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other taxes, Taxes for a given year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the applicable year or the amount due and payable for such year, provided that Landlord’s election shall be applied consistently throughout the Term. Notwithstanding anything to the contrary contained herein, if the Property or any portion thereof is not separately assessed or if any portion of the Beneficial Common Areas serves or benefits another building or property in addition to the Building or Property, in order to determine the amount of the Taxes allocable or attributable to the Property for the applicable period, Landlord shall make a reasonable allocation of the Taxes for the tax parcels containing the applicable portion of the Property or such Beneficial Common Area (as applicable) between the Property and the other building[s] or property[ies] involved, which allocation may, at Landlord’s option, take into account (among other things), the differential tax rates applicable to the different uses in the Property or such other buildings or properties, provided that if any such Tax is paid pursuant to a reciprocal easement agreement, common area agreement or similar agreement, any allocation shall be made in accordance with such agreement to the extent such allocation is addressed by such agreement.

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2.05.  Notwithstanding anything to the contrary contained herein, for purposes only of calculating Expenses and Taxes for purposes of this Lease, the Common Areas may include, at Landlord’s election, areas which are not part of the Property, but which serve or otherwise benefit the Property, and are maintained in whole or in part by Landlord or an affiliate of Landlord (or by another party to whom Landlord is obligated to pay all or any portion of the cost thereof) (“Beneficial Common Areas”).

3.  Audit Rights.

3.01.  Within 60 days after receiving Landlord’s statement of Expenses (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies, and within 60 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make all pertinent records available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information. Within 60 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Review Notice and Request for Information and Objection Notice, Tenant shall be barred from raising any issues with respect to the applicable statement of Expenses or the Expenses for the applicable year that are not covered by such Objection Notice.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due (including any disputed amounts). In no event will Tenant be permitted to conduct an audit during any period when Tenant is in Monetary Default.

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3.02.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s failure to object to any statement, invoice or billing rendered by Landlord (other than Landlord’s Statement of Expenses, which shall be governed by the provisions of Section 3.01 above) within a period of 120 days after receipt of the same shall constitute Tenant’s unconditional acquiescence with respect thereto and Tenant shall be deemed to have waived its right, if any, to challenge or object to such statement. Any objection by Tenant must (a) be in writing (the “Billing Objection Notice”), (b) be delivered to Landlord within the aforementioned 120 day period and (c) reference the statement, invoice or billing in dispute, include the amount that is in dispute and the specific reason for such objection. If Tenant’s Billing Objection Notice fails to meet the aforementioned requirements, such failure will render Tenant’s objection null and void. Landlord and Tenant intend that the foregoing provision sets forth Tenant’s sole right to object to any statement, invoice or billing rendered by Landlord and shall supersede any right of Tenant to audit or request back up documentation from Landlord which may otherwise be provided at Law, in equity or by this Lease (other than Landlord’s Statement of Expenses, which shall be governed by the provisions of Section 3.01 above). If Tenant provides Landlord with a Billing Objection Notice that meets the requirements set forth in this Section 3.02, Tenant shall be barred from raising any issues with respect to the applicable statement, invoice or billing referenced in Tenant’s Billing Objection Notice that are not raised by Tenant in such Billing Objection Notice. Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Billing Objection Notice. If upon resolution of the issues raised by Tenant’s Billing Objection Notice it is determined that there have been any overpayments or underpayments by Tenant, such overpayments and underpayments shall be handled in the same manner as overpayments or underpayments of Expenses are handled under Section 3.01 of this Exhibit B.

4.  Personal Property Taxes.

Tenant shall pay prior to delinquency all taxes, if any, assessed against or levied upon its occupancy of the Premises or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment or other personal property or its occupancy of the Premises shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within twenty (20) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment, personal property or occupancy.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania.

NOT APPLICABLE – NO LANDLORD WORK

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EXHIBIT D

PREMISES ACCEPTANCE

NOT APPLICABLE – FIXED COMMENCEMENT DATE

Date

Tenant
Address

Re:	Premises Acceptance Letter with respect to that certain Office Lease Agreement dated as of ________, 20___, by and between _____________________, as Landlord, and ______________________, as Tenant, for ________ rentable square feet on the ________ floor of the Building located at _____________________________________.

Dear	:

In accordance with the terms and conditions of the above referenced Lease, Tenant acknowledges and agrees:

1.      Tenant accepted possession of the Premises on _________, 20__;

2.      The Commencement Date of the Lease is ____________________;

3.      The Termination Date of the Lease is _________________________.

Please acknowledge the foregoing by signing all 3 counterparts of this Premises Acceptance Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

___________________________________
Authorized Signatory

Acknowledged and Accepted:

Tenant:	______________________
By:	______________________
Name:	______________________
Title:	______________________
Date:	______________________

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building. No decorations, posters, banners, decorative lights or other items shall be placed in or affixed to or painted on the windows or adjacent to the windows in a location visible from the exterior of the Premises. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may, at its option, provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted to be installed.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys, key cards or other access codes or devices (as applicable, “Keys”) to all locks within and into the Premises. A reasonable number of Keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate Keys. All Keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives, vendors and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time (including, without limitation, Landlord’s rules regarding the days and times when such parties may enter the Building and perform work).

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in compliance with applicable Laws (including by persons holding all necessary licenses) and in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval, a reasonable number of days in advance, by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

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8.	Tenant shall not overload the floors of the Premises beyond their designed weight bearing capacity. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles

9.	Doors from the Premises into corridors, when not in use, shall be kept closed.

10.	Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises, vibrations or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose. Tenant shall not permit any alcohol to be served or consumed at the Premises, other than on an incidental basis for the occasional use of its employees and guests and then only if Tenant obtains any necessary permits and the Liquor Insurance specified in Article 14 of the Lease. Tenant shall not allow any cooking at the Premises without Landlord’s prior written consent, except heating up food in a microwave. Tenant shall not use the Premises for photographic, multilith or multigraph reproductions, an employment bureau, a labor union office, a medical or dental office or other service oriented office use or an educational facility, except to the extent expressly permitted in the Permitted Use set forth in Section 1.11 of the Lease.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts, or any labor contracts with respect to the Building, or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall promptly, and in all events within twenty-four (24) hours after the start of the Labor Disruption, take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work, or the provision of any service, in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work or service to resume. If Tenant fails to resolve the Labor Disruption within twenty-four (24) hours after the start of such Labor Disruption, such failure shall be deemed a Default without any further notice required from Landlord and Landlord may, in addition to all other rights and remedies arising from the Default, refuse entry to the Building, including the Premises, by any contractors or others working at the Premises on behalf of Tenant. Tenant shall have no claim for damages against Landlord, any of the Landlord Related Parties or any Mortgagee, nor shall the Commencement Date be extended as a result of the above actions. Tenant represents and warrants that it shall use only union labor for deliveries, janitorial services, repair, construction, maintenance and other work to, from or within the Premises. Tenant’s breach of the representation and warranty in the preceding sentence shall be a Default hereunder without any further notice or opportunity to cure.

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15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for food and beverage machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas, if any, designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Building or the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

20.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

21.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

22.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

23.	No firearms or other devices that could cause grievous bodily harm shall be used, possessed or carried by any of Tenant’s security services, or any of Tenant or the Tenant Related Parties, unless Landlord shall have agreed to the same in writing (which consent Landlord may grant or withhold in its sole discretion) and Tenant shall have provided Landlord with such instruments as Landlord shall require to protect Landlord and the Landlord Related Parties from any and all liability in connection with the use of such firearms or devices.

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EXHIBIT F

INTENTIONALLY OMITTED

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EXHIBIT G

PROPERTY SPECIFIC RIDER

(BNY Mellon Center at 1735 Market Street in Philadelphia, Pennsylvania)

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	GENERAL PROVISIONS.

1.01.	Purpose. This Exhibit G sets forth certain provisions particular to the Property and the Commonwealth of Pennsylvania.

1.02.	Prevailing Provisions. If there are any inconsistencies between the Lease and the provisions of this Exhibit G, the provisions of this Exhibit G shall prevail.

2.            AMENDMENT AND SUPPLEMENTS. The following Articles and Sections of the Lease are amended and supplemented as follows:

2.01.	The following provision is added to the end of Section 5 of the Lease:

Notwithstanding anything to the contrary contained herein, Tenant shall not use the Premises for any of the uses set forth in Schedule 1 of this Exhibit G attached hereto and made a part hereof (and such uses listed in such Schedule 1 shall be deemed “Prohibited Uses” for all purposes of this Lease).

2.02.	The following is added to the end of Section 7.01(b) of the Lease:

Further, at Landlord’s election, the condenser water provided to the supplemental HVAC unit or units within the Premises may be separately metered by Landlord at Tenant’s expense, in which event Landlord shall bill to Tenant for the condenser water consumption reflected on such meter.

2.03.	The following is added to the end of Section 7.01 of the Lease:

Notwithstanding anything to the contrary contained herein, Landlord will not be obligated to provide any service after Building Service Hours if Landlord, using reasonable efforts, is unable to obtain the personnel necessary to provide such service after Building Service Hours. Landlord’s reasonable efforts with respect to the foregoing shall not require Landlord to incur any liability or extra cost in connection therewith.

2.04.	The following is added at the end of Section 7.02 of the Lease:

Without limiting the foregoing, Tenant shall also pay Landlord the cost of electricity for central Building HVAC service to the Premises, as billed by Landlord. Because central Building HVAC is centrally provided on each floor, electricity consumed thereby is separately metered on a floor-by-floor basis and is not susceptible of submetering for the benefit of occupants of partial floors of the Building. Accordingly, regardless of whether the Premises is submetered for electricity consumed for other purposes, if the Premises constitutes or includes less than a full floor of the Building, the cost of electricity for central Building HVAC service to the Premises shall be billed to Tenant by Landlord based on Tenant’s pro rata share of electricity consumed by HVAC on the floor of the Building on which the Premises is located, as calculated by dividing the Rentable Square Footage of the Premises by the rentable square footage of all premises on such floor that are occupied.

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2.05.	The following is added at the end of Section 9.02 of the Lease:

Landlord (and not Tenant) will have the right to replace the light bulbs, tubes and lighting ballasts in all ceiling fixtures and other built in lighting fixtures in the Premises when replacement is needed. The cost of such replacement bulbs, tubes, lamps and ballasts, plus the labor cost for such replacement shall be paid by Tenant within 30 days after receipt of an invoice therefor as Additional Rent. Notwithstanding the foregoing, if, at any time, the light bulb, tube or ballast used in any given light fixture in the Premises ceases to be readily available in the marketplace, nothing contained in this Section shall be deemed or construed to require Landlord to modify or replace such light fixture to allow for the use of more commonly available light bulbs, tubes or ballasts, and Landlord shall have no liability to Tenant if Landlord fails to replace such light bulb, tube or ballast due to the reduced availability or unavailability thereof.

2.06.	Section 9.03 of the Lease is modified by replacing the next to last sentence therein (which sentence ends with the phrase “full and final waivers of lien”) with the following sentence:

Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final releases of lien.

2.07.	The following sentence is added to the end of Section 19.01(b) of the Lease:

Except to the extent required by Law, Landlord shall have no duty to mitigate damages.

2.08.	The following is added to the end of Section 23 of the Lease:

Notwithstanding anything herein to the contrary, in no event shall any Mortgagee (or any person or entity succeeding to the interest of Mortgagee as a result of enforcement of the Mortgage) be bound by (i) any payment of Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or prepayments in the nature of monthly estimated Expenses and Taxes which exceed the actual amount which Tenant is later determined to be obligated to pay or (ii) any amendment or modification of this Lease without the consent of Mortgagee or such successor in interest.

2.09.	The sentence in Section 26.02 of the Lease which appears in all capital letters is replaced with the following:

TENANT AND LANDLORD EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON A BREACH OF THIS LEASE AND TENANT WAIVES THE RIGHT TO FILE ANY COUNTERCLAIMS OR CROSS-CLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS) IN ACTIONS FOR RECOVERY OF POSSESSION OF THE PREMISES ONLY.

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2.10.	The following is added to Section 2.01 of Exhibit B of the Lease as subsection (viii) immediately following subsection (vii) of said Section 2.01:

(viii) All costs and expenses relating to the maintenance, operation and repair of any facilities adjacent to the Property used in the operation thereof, including without limitation the atrium and related facilities which are partially on and partially adjacent to the Property.

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SCHEDULE 1
TO
EXHIBIT G

(SCHEDULE 1 TO PROPERTY SPECIFIC RIDER)

LIST OF PROHIBITED USES

(BNY Mellon Center at 1735 Market Street in Philadelphia, Pennsylvania)

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between Nine Penn Center Associates, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

(a) sale of wine, ale, beer or other alcohol;

(b) sale of products or materials by vending machines (except to Tenant's employees and business guests) or otherwise;

(c) operation as a restaurant or bar, or for the sale of candy, food, or beverages or for food or beverage preparation or consumption (except by Tenant's employees and business guests);

(d) sale of cigarettes, cigars, tobacco, newspapers, magazines, beverages or similar items;

(e) manufacturing, printing or electronic data processing, except for the operation of normal business office equipment for Tenant's own use;

(f) medical, dental or other diagnostic or therapeutic services;

(g) gambling or gaming activities;

(h) the offices of a governmental or quasi-governmental entity or diplomatic or trade mission or any office occupied by a party possessing diplomatic immunity;

(i) a retail banking type of operation;

(j) sale of travelers checks, money orders, letters of credit, etc. to the general public;

(k) labor union, school or vocational training center;

(l) a barber shop or beauty salon; or

(m) a travel agency.

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EXHIBIT G-1

STATE SPECIFIC RIDER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between NINE PENN CENTER ASSOCIATES, L.P. (“Landlord”) and CARTESIAN, INC. (“Tenant”) for space in the Building located at 1735 Market Street, Philadelphia, Pennsylvania. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	GENERAL PROVISIONS.

1.01.         Purpose. This Exhibit G-1 sets forth certain provisions particular to the Commonwealth of Pennsylvania.

1.02.         Prevailing Provisions. If there are any inconsistencies between the Lease and the provisions of this Exhibit G-1, the provisions of this Exhibit G-1 shall prevail.

2.           AMENDMENT AND SUPPLEMENTS. The following Articles and Sections of the Lease are amended and supplemented as follows:

2.01.	The following shall be added to the Lease as Section 4.04:

4.04         In addition, Tenant will pay as Additional Rent all Philadelphia School District Business Use and Occupancy Tax applicable to Tenant and the Premises (if any) within the time set forth in any bill rendered by the City of Philadelphia or Landlord for said tax.

2.02.	The following shall be added to the Lease at the end of Section 11.05:

As a condition to the effectiveness of Tenant’s assignment of this Lease to any assignee, regardless of whether Landlord’s consent to the assignment is required under this Article 11, Tenant shall deliver to Landlord on or before the effective date of the assignment an agreement, in form and content reasonably acceptable to Landlord and duly executed by the assignee, in which the assignee assumes and agrees to perform Tenant’s obligations under this Lease and grants to Landlord the right to confess judgment against the assignee as provided in Article 19 hereof (such grant must restate all of the provisions of Article 19 that relate to confessions of judgments).

2.03.	The following shall be added to the Lease as Section 19.05:

19.05. Waiver of Notices. Tenant waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days’ notice shall be sufficient in any case where a longer period may be statutorily specified.

2.04.	The following shall be added to the Lease at the end of Article 19:

19.06 UPON DEFAULT, AND/OR WHEN THE TERM HAS EXPIRED OR OTHERWISE TERMINATED, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK, OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR TENANT, WITHOUT INCURRING LIABILITY TO TENANT FOR SO DOING, IN ANY ACTION AND TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST TENANT AND AGAINST ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, FOR THE RECOVERY BY LANDLORD OR ITS SUCCESSORS OR ASSIGNS OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE AND EXHIBIT G-1 THERETO OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A GOOD AND SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION WITH CLAUSES FOR COSTS MAY ISSUE FORTHWITH WITH OR WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISES THEREOF, BUT JUDGMENT MAY BE CONFESSED HEREUNDER FROM TIME TO TIME AS OFTEN AS ANY DEFAULT SHALL HAVE OCCURRED OR BE CONTINUING, AND SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM.

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19.07 UPON DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK, OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR TENANT, WITHOUT INCURRING LIABILITY TO TENANT FOR SO DOING, IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT, AND TO CONFESS JUDGMENT IN FAVOR OF LANDLORD OR ITS SUCCESSORS OR ASSIGNS AND AGAINST TENANT FOR ALL OR ANY PART OF RENT AND/OR DAMAGES DUE AND OWING UNDER THE LEASE, INCLUDING, BUT NOT LIMITED TO, THE AMOUNTS DUE FROM TENANT TO LANDLORD UNDER EACH OF THE SECTIONS OF THIS ARTICLE 19 AND FOR INTEREST THEREON AT THE INTEREST RATE AND COSTS OF SUIT, TOGETHER WITH A REASONABLE ATTORNEY'S COMMISSION FOR COLLECTION EQUAL TO 10% OF ALL RENT, DAMAGES AND OTHER AMOUNTS THEN DUE AND OWING BY TENANT, BUT IN NO EVENT LESS THAN FIFTEEN THOUSAND DOLLARS ($15,000), FOR WHICH THIS LEASE AND EXHIBIT G-1 THERETO OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A GOOD AND SUFFICIENT WARRANT. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISES THEREOF, BUT JUDGMENT MAY BE CONFESSED HEREUNDER FROM TIME TO TIME AS OFTEN AS ANY DEFAULT SHALL HAVE OCCURRED OR BE CONTINUING, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OR OTHER TERMINATION OF THE TERM.

19.08 IN ANY CONFESSION OF JUDGMENT AGAINST TENANT HEREUNDER, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE AND THIS EXHIBIT G-1 THERETO (AND OF THE TRUTH OF THE COPY, SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, NOTWITHSTANDING ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT UNDER EITHER OR BOTH OF SECTIONS 19.06 AND 19.07 HEREOF, ALL PROCEDURAL ERRORS, DEFECTS AND IMPERFECTIONS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE POWERS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR. TENANT EXPRESSLY WAIVES THE BENEFITS OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY PROPERTY WITHIN THE PREMISES OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE. TENANT FURTHER WAIVES THE RIGHT TO ANY NOTICE TO QUIT OR REMOVE FROM THE PREMISES AS MAY BE SPECIFIED IN THE PENNSYLVANIA LANDLORD AND TENANT ACT OF APRIL 6, 1951, AS AMENDED, OR ANY SIMILAR OR SUCCESSOR PROVISION OF LAW.

SECTIONS 19.06, 19.07 AND 19.08 OF THIS LEASE, ABOVE, GRANT TO LANDLORD THE RIGHT TO CONFESS JUDGMENT AGAINST TENANT FOR MONEY AND/OR FOR IN EJECTMENT FOR POSSESSION OF THE PREMISES AFTER THE OCCURRENCE OF DEFAULT AND/OR THE EXPIRATION OR TERMINATION OF THE TERM. PENNSYLVANIA AND FEDERAL COURTS HAVE HELD THAT A TENANT MAY WAIVE ITS DUE PROCESS RIGHTS TO A PRIOR HEARING AND NOTICE BEFORE ENTRY OF JUDGMENT BY CONFESSION AND ISSUANCE OF EXECUTION WHEN A TENANT VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY CONSENTS TO AN AGREEMENT CONTAINING A WARRANT OF ATTORNEY OR COGNOVIT, (MEANING, CONFESSION OF JUDGMENT) CLAUSE. See Jordan v. Fox, Rothschild, O'Brien & Frankel, 20 F.3d 1250 (3d Cir. 1994). THEREFORE, IN CONNECTION WITH ANY JUDGMENT CONFESSED BY LANDLORD OR ITS SUCCESSORS AND ASSIGNS UNDER THIS LEASE TO THE FOREGOING WARRANTS OF ATTORNEY OR LANDLORD'S EXECUTION UPON ANY SUCH JUDGMENT, TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND, UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA, AND AS EVIDENCE OF SUCH WAIVER AN AUTHORIZED OFFICER OF TENANT SIGNS ON TENANT’S BEHALF IN THE SPACE PROVIDED BELOW.

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TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS LEASE BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS LEASE OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SECTIONS 19.06, 19.07 AND 19.08 OF THIS LEASE WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF TENANT SIGNS ON TENANT’S BEHALF IN THE SPACE PROVIDED BELOW.

CARTESIAN, INC.,
a Delaware corporation

By:	/s/ Donald Klumb
	Name:	Donald Klumb
Title: CFO

19.09  Any successor to Landlord and any assignee of Landlord's interest in this Lease shall have the right to confess judgment against Tenant as permitted under this Article 19 and to exercise all other rights and remedies of Landlord under this Lease. The foregoing shall apply regardless of whether (a) Landlord's right to confess judgment or exercise such other rights and remedies is expressly referenced or assigned in the instrument of assignment; or (b) the assignment complies with applicable Laws relating to the manner or form in which assignments must be executed. Tenant hereby waives any right to open or strike any judgment or to object to the exercise of any other right or remedy on account of any alleged deficiency in the instrument of assignment or noncompliance of the instrument of assignment with applicable Laws.

19.10  If Default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for Rent and a lien on all of Tenant’s inventory, trade fixtures, machinery, equipment and personal property of whatsoever kind or nature in the Premises as security for Rent and all other charges payable hereunder, and also the right to proceed, without judicial decree, writ of execution or assistance of sheriffs, to conduct a private sale, by auction or sealed bid, of such personal property, at which sale Landlord may bid without restriction. Tenant hereby waives the benefit of all Laws, whether now in force or hereafter enacted, exempting any personal property on the Premises from sale or levy, whether execution thereon is had by order of any court, assistance of sheriffs or through private sale as herein authorized. Tenant further waives the right to issue a Writ of Replevin under the Laws of Pennsylvania Rules of Civil Procedure or under any other Law of the Commonwealth of Pennsylvania pertaining to the recovery of any articles of any nature whatsoever seized under a distress for Rent, or levy upon an execution for Rent, liquidated damages or otherwise.

2.05.	The last sentence of Section 26.16 in the Lease is replaced with the following:

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

2.06.	The following shall be added after the first sentence of Section 2.04 of Exhibit B:

Without limiting the foregoing, Taxes shall also include all fees and assessments payable on account of the Property being located in the Philadelphia Special Services District, as well as that portion of the Business Income and Receipts Tax of the City of Philadelphia which is based on gross “receipts” with respect to the Property and not upon “net” income with respect to the Property.

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